EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Griffin Gaming & Entertainment, Inc. 1994 Stock Option Plan and the Resorts International, Inc. Senior Management Stock Option Plan of Griffin Gaming & Entertainment, Inc. of our report dated February 19, 1996, with respect to the consolidated financial statements and schedules of Griffin Gaming & Entertainment, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                         /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
August 12, 1996